Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Assistant Treasurer 305-428-8000

World Fuel Services Corporation Reports Second Quarter 2017 Earnings

MIAMI—July 27, 2017-- World Fuel Services Corporation (NYSE: INT) today reported second quarter 2017 net income of $30.0 million or $0.44 diluted earnings per share. Excluding the impact of certain one-time items, adjusted second quarter net income was $34.2 million or $0.50 adjusted diluted earnings per share. In the second quarter of 2016, net income as adjusted for one-time items was $34.8 million or $0.50 adjusted diluted earnings per share. Non-GAAP net income and diluted earnings per share for the second quarter of 2017, excluding share-based compensation, amortization of acquired intangible assets and other one-time items were $45.1 million and $0.66, respectively, compared to $44.0 million and $0.63 in 2016.
“Our aviation segment posted strong results in the second quarter with solid growth coming from our core resale business, as well as strong performance from our recently acquired international fueling operations” stated Michael J. Kasbar, Chairman and Chief Executive Officer of World Fuel Services Corporation. “While certain headwinds in our marine and land businesses persist, we remain focused on achieving operational efficiencies which should serve us well as we execute on our long-term growth strategy.”

The company’s aviation segment generated gross profit of $110.9 million, an increase of $12.3 million or 12.5% year-over-year. The company’s marine segment generated gross profit of $32.9 million, a decrease of $6.7 million or 17.0% year-over-year. The company’s land segment generated gross profit of $87.2 million, an increase of $6.9 million or 8.6% year-over-year.

“We generated $156 million of operating cash flow in the first half of 2017, reduced our debt by approximately $120 million and repurchased $32 million of our common stock, further strengthening our balance sheet and driving incremental shareholder value,” said Ira M. Birns, Executive Vice President and Chief Financial Officer. “However, due to a weaker outlook for certain parts of our business, we are lowering our 2017 full year guidance range to $2.10 to $2.40 adjusted diluted earnings per share.”

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including Non-GAAP and adjusted net income and diluted earnings per share (“EPS”) for the three and six months ended June 30, 2017 and 2016 (collectively, the “2017 Non-GAAP Measures”) as well as the Company's outlook for Adjusted EPS for 2017. The 2017 Non-GAAP Measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, acquisition-related charges, severance and other restructuring-related costs primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, acquisition-related charges, severance and other restructuring-related costs are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. We believe that the 2017 Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the 2017 Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Non-GAAP and adjusted diluted earnings per common share is computed by dividing non-GAAP net income and adjusted net income, respectively, attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these 2017 Non-GAAP Measures to their most directly comparable GAAP financial measures.
With regard to the Company’s guidance for 2017, reconciliation of Adjusted EPS to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and complexity with respect to the charges excluded from this non-GAAP measure, including expenses associated with acquisitions and divestitures, and other unusual gains and losses, which we are unable to predict without unreasonable efforts due to their inherent uncertainty. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. While we do not expect the variability of the above charges to have a significant impact on our future GAAP financial results, there can be no assurance that they will not materially affect our future GAAP financial results. The expected 2017 adjusted EPS range assumes the following: (i) weighted-average outstanding shares of approximately 70 million; (ii) a full-year effective tax rate in a range of 15 to 18 percent; (iii) the integration and realization of anticipated financial and operational contributions from acquisitions announced in 2016, but does not contemplate the impact of any potential future acquisitions; (iv) the realization of cost savings of approximately $15 million in 2017; (v) performance consistent with management’s current visibility into the Company's annual operating performance, including continued contributions from our government-related activities; and (vi) traditional seasonal weather patterns in 2017.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about executing on our long-term strategy, and gaining operational efficiencies, as well as our expectations about our outlook for the 2017 adjusted EPS range. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities and changes in supply and other market dynamics in the regions where we operate, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, call 305-428-8000 or visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	As of
	June 30,	December 31,
	2017	2016
Assets:
Current assets:
Cash and cash equivalents	$575.6	$698.6
Accounts receivable, net	2,241.4	2,344.0
Inventories	441.8	458.0
Prepaid expenses	45.3	46.5
Short-term derivative assets, net	48.7	58.9
Other current assets	236.1	230.6
Total current assets	3,588.8	3,836.6
Property and equipment, net	328.0	311.2
Goodwill	887.9	835.8
Identifiable intangible and other non-current assets	481.4	429.1
Total assets	$5,286.0	$5,412.6
Liabilities:
Current liabilities:
Short-term debt	$21.7	$15.4
Accounts payable	1,794.4	1,770.4
Customer deposits	91.1	90.8
Accrued expenses and other current liabilities	221.4	306.0
Total current liabilities	2,128.5	2,182.7
Long-term debt	1,046.1	1,170.8
Non-current income tax liabilities, net	76.3	84.6
Other long-term liabilities	40.7	34.5
Total liabilities	3,291.7	3,472.6
Commitments and contingencies
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 68.6 and 69.9 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	0.7	0.7
Capital in excess of par value	373.3	399.9
Retained earnings	1,732.4	1,679.3
Accumulated other comprehensive loss	(127.8)	(154.8)
Total World Fuel shareholders' equity	1,978.6	1,925.0
Noncontrolling interest equity	15.7	15.0
Total equity	1,994.3	1,940.0
Total liabilities and equity	$5,286.0	$5,412.6
.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$8,086.2	$6,633.0	$16,280.4	$11,823.9
Cost of revenue	7,855.2	6,414.5	15,818.0	11,383.9
Gross profit	231.0	218.5	462.4	440.0
Operating expenses:
Compensation and employee benefits	102.3	103.7	206.8	199.6
Provision for bad debt	1.5	2.5	3.9	3.9
General and administrative	76.0	66.8	150.1	129.9
	179.7	173.0	360.9	333.4
Income from operations	51.2	45.6	101.6	106.6
Non-operating expenses, net:
Interest expense and other financing costs, net	(13.8)	(8.1)	(26.5)	(15.7)
Other (expense) income, net	(2.6)	(0.6)	(4.1)	0.7
	(16.4)	(8.7)	(30.6)	(15.0)
Income before income taxes	34.9	36.9	70.9	91.6
Provision for income taxes	4.6	7.1	9.6	10.3
Net income including noncontrolling interest	30.3	29.8	61.3	81.3
Net income (loss) attributable to noncontrolling interest	0.2	(0.2)	—	(0.3)
Net income attributable to World Fuel	$30.0	$30.0	$61.4	$81.6

Basic earnings per common share	$0.44	$0.43	$0.90	$1.17

Basic weighted average common shares	68.4	69.5	68.5	69.5

Diluted earnings per common share	$0.44	$0.43	$0.89	$1.17

Diluted weighted average common shares	68.7	70.0	68.9	70.0

Comprehensive income:
Net income including noncontrolling interest	$30.3	$29.8	$61.3	$81.3
Other comprehensive income (loss):
Foreign currency translation adjustments	11.2	(14.5)	17.6	(13.2)
Cash Flow hedges, net of income tax benefit of $6.6 for the six months ended June 30, 2017	—	5.2	10.5	5.0
Other comprehensive income (loss):	11.2	(9.3)	28.1	(8.3)
Comprehensive income including noncontrolling interest	41.5	20.5	89.4	73.0
Comprehensive income (loss) attributable to noncontrolling interest	1.1	(1.0)	1.0	0.5
Comprehensive income attributable to World Fuel	$40.3	$21.5	$88.4	$72.5

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income including noncontrolling interest	$30.3	$29.8	$61.3	$81.3
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	20.8	18.2	43.4	36.7
Provision for bad debt	1.5	2.5	3.9	3.9
Gain on sale of held for sale assets and liabilities	—	(3.8)	—	(3.8)
Share-based payment award compensation costs	5.2	4.7	9.2	8.8
Deferred income tax (benefit) provision	(1.7)	(1.5)	(8.0)	0.2
Extinguishment of liabilities, net	(1.2)	0.1	(2.2)	(1.7)
Foreign currency gains, net	(3.4)	(10.5)	(6.5)	(4.2)
Other	0.4	1.4	0.4	2.8
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(20.9)	(373.1)	108.7	(230.1)
Inventories	14.5	(36.3)	15.2	(10.2)
Prepaid expenses	0.5	0.8	0.3	12.4
Short-term derivative assets, net	4.0	89.5	14.2	174.6
Other current assets	(18.0)	(43.9)	3.1	(56.6)
Cash collateral with financial counterparties	(21.7)	59.0	(5.9)	113.0
Other non-current assets	(16.4)	(0.3)	(12.4)	6.8
Accounts payable	57.4	381.2	12.8	190.0
Customer deposits	(8.3)	7.7	(1.0)	(15.9)
Accrued expenses and other current liabilities	(18.1)	(63.8)	(72.7)	(101.2)
Non-current income tax, net and other long-term liabilities	(6.0)	0.9	(8.1)	(5.8)
Total adjustments	(11.4)	32.8	94.5	119.7
Net cash provided by operating activities	18.8	62.6	155.8	201.0
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(0.4)	(4.4)	(88.4)	(49.7)
Proceeds from sale of business	—	29.3	—	29.3
Capital expenditures	(21.4)	(9.2)	(31.5)	(23.3)
Other investing activities, net	(0.6)	—	(0.4)	6.9
Net cash (used in) provided by investing activities	(22.4)	15.8	(120.4)	(36.8)
Cash flows from financing activities:
Borrowings of debt	1,173.0	888.0	1,991.8	1,577.5
Repayments of debt	(1,188.6)	(892.7)	(2,111.1)	(1,557.3)
Dividends paid on common stock	(4.1)	(4.2)	(8.2)	(8.3)
Purchases of common stock	(20.8)	(18.4)	(31.9)	(18.4)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to share-based payment awards	(2.7)	(3.0)	(3.9)	(3.9)
Other financing activities, net	(0.3)	—	(0.4)	(0.2)
Net cash used in financing activities	(43.5)	(30.2)	(163.7)	(10.6)
Effect of exchange rate changes on cash and cash equivalents	3.4	(0.5)	5.2	1.1
Net (decrease) increase in cash and cash equivalents	(43.7)	47.7	(123.0)	154.7
Cash and cash equivalents, as of beginning of period	619.3	689.7	698.6	582.5
Cash and cash equivalents, as of end of period	$575.6	$737.3	$575.6	$737.2

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Non-GAAP financial measures and reconciliation:	2017	2016	2017	2016
GAAP net income attributable to World Fuel	$30.0	$30.0	$61.4	$81.6
Acquisition related charges, net of income taxes (1)	1.9	4.8	3.9	6.0
Severance and other restructuring-related costs, net of income taxes (2)	2.3	—	3.5	—
Adjusted net income attributable to World Fuel	$34.2	$34.8	$68.8	$87.6
Share-based compensation expense, net of income taxes (3)	3.4	3.1	6.1	5.9
Intangible asset amortization expense, net of income taxes (4)	7.5	6.1	14.6	12.8
Non-GAAP net income attributable to World Fuel	$45.1	$44.0	$89.5	$106.3

GAAP diluted earnings per common share	$0.44	$0.43	$0.89	$1.17
Acquisition related charges, net of income taxes (1)	0.03	0.07	0.06	0.09
Severance and other restructuring-related costs, net of income taxes (2)	0.03	—	0.05	—
Adjusted diluted earnings per common share	$0.50	$0.50	$1.00	$1.26
Share-based compensation expense, net of income taxes (3)	0.05	0.04	0.09	0.08
Intangible asset amortization expense, net of income taxes (4)	0.11	0.09	0.21	0.18
Non-GAAP diluted earnings per common share	$0.66	$0.63	$1.30	$1.52

(1)
The pre-tax amount of acquisition related charges was $2.6 million and $5.9 million for the three months ended June 30, 2017 and 2016, and $5.5 million and $7.5 million for the six months ended June 30, 2017 and 2016, respectively.

(2)	The pre-tax amount of severance and other restructuring-related costs was $3.1 million and $5.0 million for the three and six months ended June 30, 2017, respectively.

(3)
The pre-tax amount of share-based compensation expense was $5.1 million and $4.7 million for the three months ended June 30, 2017 and 2016, and $9.2 million and $8.8 million for the six months ended June 30, 2017 and 2016, respectively.

(4)
The pre-tax amount of intangible asset amortization expense attributable to World Fuel Services was $10.5 million and $8.1 million for the three months ended June 30, 2017 and 2016, , and $20.3 million and $16.5 million for the six months ended June 30, 2017 and 2016, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Revenue:	2017	2016	2017	2016
Aviation segment	$3,508.4	$2,621.6	$6,825.8	$4,841.0
Land segment	2,564.0	2,171.0	5,347.4	3,866.0
Marine segment	2,013.8	1,840.4	4,107.3	3,116.9
	$8,086.2	$6,633.0	$16,280.4	$11,823.9
Gross profit:
Aviation segment	$110.9	$98.6	$210.8	$187.3
Land segment	87.2	80.2	185.0	173.9
Marine segment	32.9	39.7	66.6	78.8
	$231.0	$218.5	$462.4	$440.0
Income from operations:
Aviation segment	$49.7	$37.2	$90.2	$71.2
Land segment	12.2	16.2	33.6	50.1
Marine segment	7.2	11.0	15.5	22.5
	69.2	64.4	139.3	143.8
Corporate overhead - unallocated	(17.9)	(18.8)	(37.7)	(37.2)
	$51.2	$45.6	$101.6	$106.6

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Volume (Gallons):	2017	2016	2017	2016
Aviation Segment	2,031.5	1,723.2	3,862.5	3,349.6
Land Segment	1,472.3	1,243.8	2,969.4	2,456.9
Marine Segment (1)	1,785.4	2,168.3	3,589.1	4,190.9
Consolidated Total	5,289.3	5,135.3	10,421.0	9,997.4

(1)	Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 6.8 and 13.6 for the three and six months ended June 30, 2017.

CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer
Or
Glenn Klevitz, 305-428-8000
Vice President, Assistant Treasurer & Investor Relations